Exhibit 3.28.2

Profit

SPECIAL HANDLING

State of Hawaii
DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
Business Registration Division
1010 Richards Street
Mailing Address: P. O. Box 40, Honolulu, HI 96810

51

Filing Fee – $10.00
Dishonored Check – $7.50

In the Matter of the Amendment of the Articles of Incorporation

HAWAII STEVEDORES, INC.

1 15091508 7959 84/11/07 $10.00
1 54095402 7959 84/11/07 $40.00

DEPARTMENT OF COMMERCE AND CONSUMER AFFAIRS
STATE OF HAWAII
Filed on
November 1, 1984

10479 D1

CERTIFICATE OF AMENDMENT

The undersigned duly authorized officers of HAWAII STEVEDORES, INC., a Hawaii corporation, do hereby certify as follows:

(line out inapplicable statement)

A. That at a special meeting of the stockholders of said corporation duly called for the purpose of amending the Articles of Incorporation and held at 965 North Nimitz Highway on the 25th day of July, 1984, it was voted by the holders of 30,000 shares out of 30,000 shares outstanding, and having voting power, to amend the Articles of Incorporation as set forth in the exhibit attached hereto and made a part of this Certificate.

~~B. That all of the stockholders of the corporation entitled to vote have consented in writing, in lieu of a meeting, to amend the Articles of Incorporation as set forth in the exhibit attached hereto and made a part of this Certificate.~~

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 15th day of August, 1984.

RECEIVED
NOV - 1 1984
3:23 PM
Dept. of Commerce & Consumer Affairs
STATE OF HAWAII

Office Held: President

Office Held: Vice President

STATE OF HAWAII)
City and County of Honolulu) ss.

FILING FEE CAPITALS $ 10.– + 40.–
CERTIFICATION ___ Copies $
TOTAL $ 50.–

Murray C. Grune and George Y. Serikaku being first duly sworn on oath depose and say that they are the President and Vice President, respectively, of Hawaii Stevedores, Inc.; that as such officers they are duly authorized to sign the foregoing Certificate of Amendment; and that they have read the said Certificate, know the contents thereof, and that the same are true.

Subscribed and sworn to before me this 15th day of August, 1984

Notary Public, State of Hawaii
My commission expires: 6/5/85

Office Held: President

Office Held: Vice President

LS

(See reverse side for instructions)

Rev. 1/83

EXHIBIT

The stockholders of Hawaii Stevedores, Inc. (“Company”), at a duly called and noticed meeting of such stockholders held on July 25, 1984, have resolved to reclassify the shares from 45,000 shares at $10.00 par value, or $450,000.00 in the aggregate, to 45,000 shares of no par value having a stated value of $450,000.00, and Article 5 of the Company’s Articles of Incorporation is amended in its entirety as follows:

FIFTH: The total number of shares of stock which the corporation has authority to issue is forty-five thousand (45,000) shares, all of which are without par value, and all of which are one class and are designated as common stock. The corporation shall have the right to increase the number of shares to be issued to two hundred thousand (200,000) shares.